Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, Georgia 30309-3521 Phone: 404/ 572-4600 Fax: 404/572-5100 www.kslaw.com

May 8, 2013

Total System Services, Inc.

One TSYS Way

Columbus, Georgia 31901

Re:	Total System Services, Inc.

Automatic Shelf Registration Statement on Form S-3 ASR

Ladies and Gentlemen:

We have acted as counsel for Total System Services, Inc., a Georgia corporation (“TSYS”), in connection with the preparation of a Registration Statement on Form S-3 ASR dated May 8, 2013 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the offering from time to time, by TSYS and/or selling security holders of TSYS, as set forth in the Prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus, of (A) the common stock, par value $0.01 per share (the “Common Stock”) of TSYS and (B) debt securities (the “Debt Securities”) to be issued by TSYS.

In connection with this opinion, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies. We have relied, as to the matters set forth therein, on certificates of public officials. As to certain matters of fact material to this opinion, we have relied, without independent verification, upon certificates of certain officers of TSYS.

We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture (the “Indenture”), between TSYS and Wells Fargo Bank, National Association, as the trustee (the “Trustee”), has been duly authorized by all requisite action by the Trustee, and that the Indenture was duly executed and delivered by, and is a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its terms.

Total System Services, Inc.

May 8, 2013

This opinion is limited in all respects to the laws of the States of Georgia and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:

(i)	TSYS is a corporation validly existing and, based solely on a certificate of the Secretary of State of the State of Georgia, in good standing under the laws of the State of Georgia;

(ii)	Upon the due authorization of the issuance of shares of Common Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares will be validly issued, fully paid and nonassessable; and

(iii)	Upon the due authorization of the issuance of Debt Securities and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement) and, when executed by TSYS and duly authenticated by the Trustee in accordance with the terms of the Indenture, the Debt Securities will be (x) valid and binding obligations of TSYS, enforceable against TSYS in accordance with their terms and (y) entitled to the benefits of the Indenture.

The opinions set forth above are subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of TSYS in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is included in the Registration Statement.

Sincerely,

/s/ King & Spalding LLP

King & Spalding LLP